#99081427v9 NORTHWEST BANK AND NORTHWEST BANCSHARES, INC. AMENDED AND RESTATED EMPLOYMENT AGREEMENT FOR LOUIS J. TORCHIO This Amended and Restated Employment Agreement (this “Agreement”) is made effective as of the 21st day of November, 2024 (“Effective Date”) by and between (i) Northwest Bank (the “Bank”), a Pennsylvania-chartered stock savings bank with its principal administrative office at 100 Liberty Street, Warren, Pennsylvania 16365, and Northwest Bancshares, Inc., a Maryland corporation (the “Company”), with its principal administrative office at 3 Easton Oval, Suite 500 Columbus, Ohio 43219 (collectively referred to as “Employer”), and (ii) Louis J. Torchio (the “Executive”). WHEREAS, the Employer and the Executive entered into an employment agreement dated April 7, 2020 (“Original Agreement”), pursuant to which the Executive was employed as an officer of the Employer; WHEREAS, in connection with the Executive being promoted to the position of President and Chief Executive Officer, the Employer and the Executive entered into a new employment agreement effective as of August 17, 2022 (the “Prior Agreement”), which replaced the Original Agreement in its entirety; and WHEREAS, the parties hereto desire to amend and restate, and to supersede and replace, the Prior Agreement in its entirety as set forth herein, continuing the employment relationship of the Employer and the Executive. NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows: 1. POSITION AND RESPONSIBILITIES During the period of his employment hereunder, the Executive agrees to serve as President, Chief Executive Officer, and as a Director of the Employer. During said period, Executive also agrees to serve, if elected, as an officer and director of any subsidiary or affiliate of the Employer. Failure to reelect Executive as President, Chief Executive Officer of the Employer, or failure to reappoint Executive as a Director of the Bank or nominate the Executive as a Director of the Company, without the consent of the Executive during the term of this Agreement, shall constitute a breach of this Agreement. 2. TERMS AND DUTIES (a) The period of the Executive’s employment under this Agreement shall begin as of the Effective Date and shall continue through November 1, 2029. Commencing on November 1, 2029 and continuing on each November 1 thereafter (each, an “Anniversary Date”), this Agreement shall renew for an additional twelve (12) months, unless written notice of non-renewal (“Non-Renewal Notice”) is provided to the Executive by the Employer, or to the Employer by the Executive, at least thirty (30) days and not more than sixty (60) days prior to any such Anniversary Docusign Envelope ID: F5A1EA08-C160-4184-96A0-FF4F1820BA19

2 #99081427v9 Date, that this Agreement shall not be renewed. Reference herein to the term of this Agreement shall refer to both such initial term and such extended terms. (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, the Executive shall faithfully perform his duties hereunder, to the best of his abilities, including activities and services related to the organization, operation and management of the Employer. 3. COMPENSATION AND REIMBURSEMENT (a) The Employer shall pay the Executive as compensation a salary of not less than $874,000 per year (“Base Salary”). Such Base Salary shall be payable biweekly (or upon such other schedule in accordance with the Employer’s normal payroll practices then in effect). During the period of this Agreement, the Executive’s Base Salary shall be reviewed at least annually. Such review shall be conducted by the Committee, and the Committee may increase, but not decrease, the Executive’s Base Salary other than pursuant to an employer-wide reduction of compensation of all officers of the Employer and not in excess of the average percentage of the employer-wide reduction (any increase in Base Salary shall become the “Base Salary” for purposes of this Agreement). In addition to the Base Salary provided in this Section 3(a), the Employer shall provide the Executive with all such other benefits as are provided uniformly to executive officers of the Employer. For the avoidance of doubt, while the Executive serves as the Employer’s President and Chief Executive Officer, the Executive will not be entitled to receive any director fees in connection with his service as a member of the Board of Directors of the Company (the “Board”) or the Bank. (b) During the term of this Agreement, the Executive shall participate in the Employer’s annual management bonus plan and shall have a target bonus opportunity that is no less than 70% of the Executive’s Base Salary. Any such bonus shall be based on the achievement of performance objectives to be determined by the Board (or its Compensation Committee) after consultation with the Executive, and any performance criteria shall be communicated to the Executive in writing promptly following the determination of performance goals made by the Board or the Compensation Committee, and in any case no later than ninety (90) days after the commencement of the applicable performance period. Any bonus payable under the Employer’s management bonus plan shall be paid no later than March 15 of the year following the end of the fiscal year during to which such bonus relates. Nothing paid under the Company’s management bonus plan will be deemed to be in lieu of any other compensation to which the Executive is entitled under this Agreement. (c) During the term of this Agreement, the Executive shall participate in the Northwest Bancshares, Inc. 2022 Equity Incentive Plan, as amended from time to time (or any successor or replacement omnibus equity incentive program sponsored by the Company) (the “Plan”) and shall receive an annual equity grant under the Plan relating to common shares of the Company. The target number of shares underlying each grant shall have a fair market value as of the grant date that is no less than 90% of the Base Salary. Each such grant shall be subject to the terms of the Plan and to an award agreement that shall include terms (including, without limitation, the form of equity award and terms relating to vesting and forfeiture upon termination) which shall be determined by the Compensation Committee in its sole discretion. Docusign Envelope ID: F5A1EA08-C160-4184-96A0-FF4F1820BA19

3 #99081427v9 (d) The Employer will provide the Executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which the Executive was participating or otherwise deriving benefit from immediately prior to the Effective Date, and the Employer will not, without the Executive’s prior written consent, make any changes to such plans, arrangements or perquisites which would adversely affect the Executive’s rights or benefits thereunder, unless any such change is broad-based and affects substantially all executive officers of the Employer. Without limiting the generality of the foregoing provisions of this paragraph (b)(d), the Executive will be entitled to participate in or receive benefits under any employee benefit plans including but not limited to the retirement plan, 401(k) plan, supplemental pension plan, disability plans, medical and dental coverage or any other employee benefit plan or arrangement made available by the Employer in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. (e) In addition to the Base Salary provided for by paragraph (a) of this Section 3, the Employer shall pay or reimburse the Executive for all reasonable travel and other reasonable expenses incurred by the Executive performing his obligations under this Agreement, upon substantiation of such expenses in accordance with applicable policies and procedures of the Employer. All reimbursements pursuant to this Section shall be paid promptly by the Employer and in any event no later than sixty (60) days following the date on which the expense was incurred. The Employer may provide such additional compensation in such form and such amounts as the Committee may from time to time determine. 4. PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION (a) The provisions of this Section shall apply upon the occurrence of an Event of Termination (as herein defined) during the Executive’s term of employment under this Agreement. As used in this Agreement, an “Event of Termination” shall mean and include any one or more of the following: (i) the termination by the Employer of the Executive’s full-time employment hereunder for any reason other than (A) Disability as defined in Section 5 below, or (B) Termination for Just Cause as defined in Section 6 hereof; or (ii) the Executive’s resignation from the Employer’s employ, upon any of the following, without the Executive’s prior written consent (“Good Reason”): (A) reduction in the Executive’s Base Salary or a reduction in the benefits and perquisites to the Executive from those being provided as of the Effective Date of this Agreement, provided however that a reduction in benefits or perquisites that is broad based and affects substantially all executives of the Employer shall not be deemed an Event of Termination hereunder unless such reduction in benefits or perquisites occurs coincident with or following a Change in Control, Docusign Envelope ID: F5A1EA08-C160-4184-96A0-FF4F1820BA19

4 #99081427v9 (B) failure to elect or reelect or to appoint or reappoint the Executive as President, Chief Executive Officer and a Director of the Bank, or failure to nominate the Executive as a director of the Company, (C) change in the Executive’s function, duties, or responsibilities, which change would cause the Executive’s position to become one of lesser responsibility, importance, or scope from the position described in Section 1 above (which shall include, without limitation, the Company or the Bank appointing a person other than the Executive to the role of executive chairman or equivalent position), (D) a relocation of the Executive’s principal place of employment by more than thirty (30) miles from its location as of the Effective Date of this Agreement, (E) the Employer’s provision of a Non-Renewal Notice to the Executive, as described in the second sentence of Section 2(a) above, (F) liquidation or dissolution of the Bank or Company other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of the Executive, or (G) breach of this Agreement by the Bank or the Company. Upon the occurrence (in all cases, without the Executive’s prior written consent) of any event described in clauses (ii) (A), (B), (C), (D), (E), (G) or (G) above, the Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than thirty (30) days prior written notice given within a reasonable period of time not to exceed ninety (90) days after the initial event giving rise to said right to elect (provided that the Employer has not remedied such circumstances within the period described in the last sentence of this paragraph). Notwithstanding the preceding sentence, in the event of a continuing breach of this Agreement by the Bank or the Company, the Executive, after giving due notice within the prescribed time frame of an initial event specified above, shall not waive any of his rights solely under this Agreement and this Section 4 by virtue of the fact that the Executive has submitted his resignation but has remained in the employment of the Bank or the Company and is engaged in good faith discussions to resolve any occurrence of an event described in clauses (ii) (A), (B), (C), (D), (E), (G) or (G) above. The Employer shall have at least thirty (30) days following receipt of the Executive’s written notice to remedy any condition set forth in clause (ii) (A) through (G), provided, however, that the Employer shall be entitled to waive such period and make a determination that the Executive resigned for Good Reason. (iii) The Executive’s involuntary termination of employment without Just Cause or voluntary resignation for Good Reason as described above from the Employer’s employ on the effective date of, or within twenty-four (24) months following, a Change in Control during the term of this Agreement. For these purposes, a Change in Control of the Bank or the Company shall mean a change in control of a nature that: Docusign Envelope ID: F5A1EA08-C160-4184-96A0-FF4F1820BA19

5 #99081427v9 (A) would be required to be reported in response to Item 5.01 of the current report on Form 8-K as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); or (B) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners’ Loan Act, as amended, and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control (collectively, the “HOLA”); or (C) without limitation such a Change in Control shall be deemed to have occurred at such time as (I) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company’s outstanding securities except for any securities purchased by the Company or Bank for any Company or Bank stock benefit plan; or (II) individuals who constitute the Board of Directors on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (II), considered as though he were a member of the Incumbent Board; or (III) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs; or (IV) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more entities, and as a result of such proxy solicitation, a plan of reorganization, merger consolidation or similar transaction involving the Company is approved by the Company’s Board of Directors or the requisite vote of the Company’s stockholders; or Docusign Envelope ID: F5A1EA08-C160-4184-96A0-FF4F1820BA19

6 #99081427v9 (V) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror. (b) Upon the occurrence of an Event of Termination, the Employer shall pay Executive, or, in the event of his subsequent death, his estate, as the case may be, as severance pay or liquidated damages, or both, a cash lump sum equal to the sum of (i) three (3) times the Executive’s highest rate of base salary plus (ii) three (3) times the highest rate of cash bonus paid to the Executive during the prior three (3) years. Such payment shall be made in a cash lump sum and shall not be reduced in the event the Executive obtains other employment following an Event of Termination. All amounts payable to the Executive shall be paid within thirty (30) days following the Date of Termination or, if the Executive is a Specified Employee (within the meaning of Treasury Regulation §1.409A-l(i)), to the extent required to avoid penalties under Code Section 409A, on the first business day of the seventh month following the Date of Termination. (c) Upon the occurrence of an Event of Termination, the Employer will cause to be continued non-taxable medical and dental coverage substantially identical to the coverage maintained by the Employer for Executive and his eligible dependents prior to his termination. Such coverage shall continue for thirty-six (36) months from the Date of Termination unless the Executive obtains other employment following termination of employment under which substantially similar benefits are provided and in which the Executive and his eligible dependents are eligible to participate. Notwithstanding anything herein contained to the contrary, if applicable law (including, but not limited to, laws prohibiting discriminating in favor of highly compensated employees), or, if participation by the Executive or his eligible dependents is not permitted under the terms of the applicable health plans, or if providing such benefits would subject the Employer to penalties, then the Employer shall pay the Executive a cash lump sum payment reasonably estimated to be equal to the value of such non-taxable medical and dental benefits, with such payment to be made by lump sum within thirty (30) business days of the Date of Termination, or if later, the date on which the Employer determines that such insurance coverage (or the remainder of such insurance coverage) cannot be provided for the foregoing reasons. (d) Notwithstanding the foregoing, the Executive shall not be entitled to any payments or benefits under this Section 4 unless and until the Executive executes a release of his claims against the Bank, the Company and any affiliate, and their officers, directors, successors and assigns, releasing said persons from any and all claims, rights, demands, causes of action, suits, arbitrations or grievances relating to the employment relationship, including claims under the Age Discrimination in Employment Act (“ADEA”), but not including claims for benefits under tax- qualified plans or other benefit plans in which the Executive is vested, claims for benefits required by applicable law or claims with respect to obligations set forth in this Agreement that survive the termination of this Agreement. In order to comply with the requirements of Code Section 409A and the ADEA, the release shall be provided to the Executive no later than the date of his Separation from Service and the Executive shall have no fewer than twenty-one (21) days to consider the release, and following the Executive’s execution of the release, the Executive shall have seven (7) days to revoke said release. Docusign Envelope ID: F5A1EA08-C160-4184-96A0-FF4F1820BA19

7 #99081427v9 (e) For purposes of Section 4, “Event of Termination” as used herein shall mean “Separation from Service” as defined in Code Section 409A and the Treasury Regulations promulgated thereunder, provided, however, that the Employer and the Executive reasonably anticipate that the level of bona fide services the Executive would perform after termination would permanently decrease to a level that is less than 50% of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period. 5. TERMINATION UPON DISABILITY OR DEATH (a) “Disability” or “Disabled” shall be construed to comply with Code Section 409A and shall be deemed to have occurred if: (i) Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than 12 months; (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for continuous period of not less than 12 months, the Executive is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Employer; or (iii) the Executive is determined to be totally disabled by the Social Security Administration. The Employer may terminate the Executive’s employment in the event that the Executive is Disabled. In connection with a termination due to the Executive’s Disability, subject to the Executive (or his legal representative) signing the release described in Section 4(d), the Executive shall be entitled to receive (x) benefits under any short or long-term disability plan maintained by the Employer, (y) to the extent that such benefits are less than the Executive’s Base Salary, the Employer shall pay the Executive an amount equal to the difference between such disability plan benefits and the amount of the Executive’s Base Salary for one year following the termination of his employment due to Disability and (z) the Employer will continue to provide nontaxable medical and dental benefits previously provided for the Executive and the Executive’s eligible dependents for three (3) years after the Executive’s termination for Disability, subject to the limitations described in the last sentence of Section 5(b); provided, further, that such benefits will cease if the Executive subsequently commences employment with another employer and is eligible to obtain group health benefits from such other employer. (b) In the event of the Executive’s death during the term of the Agreement, his estate shall be paid the Executive’s Base Salary as defined in paragraph (a) of this Section 3 at the rate in effect at the time the Executive’s death in accordance with its regular payroll practice for a period of one (1) year from the date of the Executive’s death, and the Employer will continue to provide nontaxable medical and dental benefits previously provided for the Executive’s eligible dependents for three (3) years after the Executive’s death. Notwithstanding anything herein contained to the contrary, if applicable law (including, but not limited to, laws prohibiting discriminating in favor of highly compensated employees), or, if participation by the Executive’s eligible dependents is not permitted under the terms of the applicable health plans, or if providing such benefits would subject the Employer to penalties, then the Employer shall pay the Executive’s surviving spouse or surviving eligible dependents a cash lump sum payment reasonably estimated to be equal to the value of such non-taxable medical and dental benefits, with such payment to be made by lump sum within thirty (30) business days of the Executive’s death, or if later, the date on which the Employer determines that such insurance coverage (or the remainder of such insurance coverage) cannot be provided for the foregoing reasons. Docusign Envelope ID: F5A1EA08-C160-4184-96A0-FF4F1820BA19

8 #99081427v9 6. TERMINATION FOR JUST CAUSE “Termination for Just Cause” shall mean termination because of the Executive’s personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties (other than as a result of Disability), willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. For purposes of this paragraph, no act or failure to act on the part of the Executive shall be considered “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s action or omission was in the best interest of the Employer. Notwithstanding the foregoing, the Executive shall not be deemed to have been Terminated for Just Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Committee at a meeting of the Committee called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Committee), finding that in the good faith opinion of the Committee, the Executive was guilty of conduct justifying Termination for Just Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Just Cause. Any equity-based awards granted to the Executive under any equity plan of the Employer or any subsidiary or affiliate thereof, that have not yet vested shall become null and void effective upon the Executive’s receipt of Notice of Termination for Just Cause pursuant to Section 7 hereof, and shall not be exercisable by the Executive at any time subsequent to such Termination for Just Cause. 7. NOTICE (a) Any purported termination by the Bank, the Company, or by the Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated. (b) “Date of Termination” shall mean (A) if the Executive’s employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that he shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), (B) if his employment is terminated due to the occurrence of an Event of Termination set forth under Section 4, thirty (30) days after a Notice of Termination is given unless, in the case of a resignation by the Executive for Good Reason, the Employer waives its right to cure and agrees to the Event of Termination, and (C) if his employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a Termination for Just Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given). (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the voluntary termination by the Executive in which case the Date of Docusign Envelope ID: F5A1EA08-C160-4184-96A0-FF4F1820BA19

9 #99081427v9 Termination shall be the date specified in the Notice of Termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Employer will continue to pay the Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement, provided such dispute is resolved within the term of this Agreement. If such dispute is not resolved within the term of the Agreement, the Employer shall not be obligated, upon final resolution of such dispute, to pay the Executive compensation and other payments accruing beyond the term of the Agreement. Amounts paid under this Section shall be offset against or reduce any other amounts due under this Agreement. 8. POST-TERMINATION OBLIGATIONS (a) All payments and benefits to the Executive under this Agreement shall be subject to Executive’s compliance with paragraph (b) of this Section 8 during the term of this Agreement and for two (2) full years after the expiration or termination hereof. (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Employer as may reasonably be required by the Employer in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party. 9. NONCOMPETITION (a) Upon any termination (whether voluntary or involuntary) of the Executive’s employment, the Executive agrees not to, for a period of one (1) year following such termination, directly or indirectly, provide services to (whether as an employee, director, consultant, adviser or otherwise) or engage in or assist others to engage in, or own, manage, operate or control, any entity that conducts depository, lending or similar business activities in states in which the Bank, the Company or any of their respective subsidiaries is licensed (or in the future obtains a license) to conduct banking activities (which states currently include Indiana, New York, Ohio and Pennsylvania). The parties hereto, recognizing that irreparable injury will result to the Bank and/or the Company, its business and property in the event of the Executive’s breach of this Section 9(a) agree that in the event of any such breach by the Executive, the Bank and/or the Company will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by the Executive. The Executive represents and admits that the Executive’s experience and capabilities are such that the Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Bank and/or the Company, and that the enforcement of a remedy by way of injunction will not prevent the Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Bank and/or the Company from pursuing any other remedies available to the Bank and/or the Company for such breach or threatened breach, including the recovery of damages from the Executive. Notwithstanding the Docusign Envelope ID: F5A1EA08-C160-4184-96A0-FF4F1820BA19

10 #99081427v9 foregoing, the provisions of this Section 9(a) shall not prevent the Executive from owning, as a passive investor, up to 2% of the equity interests of any entity whose capital interests are traded on a nationally recognized securities exchange. (b) The Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank, the Company and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank and the Company. The Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Bank, the Company or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever (except for such disclosure as may be required to be provided to any federal banking agency with jurisdiction over, the Bank, the Company or the Executive). Notwithstanding the foregoing, the Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank or the Company, and the Executive may disclose any information regarding the Bank or the Company which is otherwise publicly available. In the event of a breach or threatened breach by the Executive of the provisions of this Section 9, the Bank and/or the Company will be entitled to an injunction restraining the Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank, the Company or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank or the Company from pursuing any other remedies available to the Bank or the Company for such breach or threatened breach, including the recovery of damages from the Executive. Notwithstanding the foregoing, the parties hereto agree that nothing contained in this Agreement or otherwise limits Executive’s ability to (i) respond to lawful subpoenas in any litigation, arbitration or administrative proceeding, (ii) provide truthful testimony in any litigation, arbitration or administrative proceeding, or (iii) file a charge or complaint with the Equal Employment Opportunity Commission, the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other federal, state or local governmental agency or commission that has jurisdiction over the Bank or any parent, subsidiary or affiliate of the Bank (the “Government Agencies”). Executive further understands that nothing in this Agreement or otherwise limits the Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information not otherwise protected from disclosure by any applicable law or privilege, without notice to the Bank. None of the Bank, the Company nor any of their respective affiliates may retaliate against the Executive for any of the activities described in the immediately preceding two sentences. In addition, pursuant to the federal Defend Trade Secrets Act of 2016, Executive understands that an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual (y) Docusign Envelope ID: F5A1EA08-C160-4184-96A0-FF4F1820BA19

11 #99081427v9 files any document containing the trade secret under seal; and (z) does not disclose the trade secret, except pursuant to court order. 10. CERTAIN EXCISE TAXES In the event of a change of ownership or control of the Employer (as described in Section 280G of the Code) that occurs during the Executive’s term of employment, anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or benefit that is payable to or for the benefit of the Executive (whether or not made under this Agreement) (each a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Code or any successor section thereto (the “Excise Tax”) and if the net-after tax amount (taking into account all applicable taxes payable by the Executive, including any Excise Tax) that the Executive would receive with respect to such Payments does not exceed the net-after tax amount the Executive would receive if the amount of such Payments was reduced to the maximum amount which could otherwise be payable to the Executive without the imposition of the Excise Tax, then, to the extent necessary to eliminate the imposition of the Excise Tax, such Payments shall be reduced in the following order, (i) first, any future cash Payments (if any) shall be reduced (if necessary, to zero); (ii) second, any current cash Payments shall be reduced (if necessary, to zero); (ii) third, all non-cash Payments (other than equity or equity derivative related payments) shall be reduced (if necessary, to zero); and (iv) fourth, all equity or equity derivative payments shall be reduced. 11. SOURCE OF PAYMENTS All payments provided in this Agreement shall be timely paid in cash, check or direct deposit from the general funds of the Bank. The Company, however, guarantees payment and provision of all amounts and benefits due hereunder to the Executive and, if such amounts and benefits are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company. 12. EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank, the Company or any predecessor of the Bank or Company and the Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement. 13. NO ATTACHMENT (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect. Docusign Envelope ID: F5A1EA08-C160-4184-96A0-FF4F1820BA19

12 #99081427v9 (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Bank and the Company and their respective successors and assigns. 14. MODIFICATION AND WAIVER This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived. 15. SEVERABILITY If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall, to the full extent consistent with law, continue in full force and effect. 16. HEADINGS FOR REFERENCE ONLY The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement. 17. GOVERNING LAW This Agreement shall be governed by the laws of the State of Ohio but only to the extent not superseded by federal law. 18. REQUIRED PROVISIONS Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. § 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359. Further, the Executive acknowledges and agrees that all incentive-based compensation paid to the Executive is subject to recoupment by the Company in accordance with the terms and conditions of the Company’s clawback policy, as it may be amended from time to time. The Executive acknowledges that he has received and reviewed a copy of such clawback policy. 19. ARBITRATION Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in Columbus, Ohio, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction; provided, Docusign Envelope ID: F5A1EA08-C160-4184-96A0-FF4F1820BA19

13 #99081427v9 however, that the Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. 20. PAYMENT OF LEGAL FEES All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank or the Company, provided that the dispute or interpretation has been settled by Executive and the Bank or Company or resolved in the Executive’s favor, and that such reimbursement shall occur, upon substantiation of such expenses in accordance with applicable policies and procedures of the Employer. All reimbursements pursuant to this Section shall be paid promptly by the Employer and in any event no later than sixty (60) days following the date on which the expense was incurred. 21. INDEMNIFICATION The Employer shall provide the Executive (including his heirs, executors and administrators) with coverage under a standard directors’ and officers’ liability insurance policy at its expense, and shall indemnify the Executive (and his heirs, executors and administrators) to the fullest extent permitted under applicable law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank, the Company or any of their respective affiliates (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys’ fees and the cost of reasonable settlements (such settlements must be approved by the Board of Directors or Trustees of the Employer). If such action, suit or proceeding is brought against the Executive in his capacity as an officer or director of the Employer, however, such indemnification shall not extend to matters as to which the Executive is finally adjudged to be liable for willful misconduct in the performance of his duties. 22. SUCCESSOR TO THE BANK The Bank and the Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Company, expressly and unconditionally to assume and agree to perform the Bank and/or Company’s obligations under this Agreement, in the same manner and to the same extent that the Bank and/or the Company would be required to perform if no such succession or assignment had taken place. [Signature Page Follows] Docusign Envelope ID: F5A1EA08-C160-4184-96A0-FF4F1820BA19

#99081427v9 IN WITNESS WHEREOF, the Bank and the Company have caused this Agreement to be executed by their duly authorized officers, and the Executive has signed this Agreement, on the dates set forth below. NORTHWEST BANK DATE: By: Name: Kyle Kane Title: Chief People Officer NORTHWEST BANCSHARES, INC. DATE: By: Name: Kyle Kane Title: Chief People Officer EXECUTIVE DATE: By: Name: Louis J. Torchio Title: President & CEO Docusign Envelope ID: F5A1EA08-C160-4184-96A0-FF4F1820BA19 11/21/2024 | 7:11 AM PST 11/21/2024 | 7:13 AM PST 11/21/2024 | 7:13 AM PST